UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2011
SAGA COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-11588 (Commission File Number)	38-3042953 (IRS Employer Identification No.)

73 Kercheval Avenue Grosse Pointe Farms, MI (Address of Principal Executive Offices)	48236 (Zip Code)
Registrant’s telephone number, including area code: (313) 886-7070
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of Saga Communications, Inc. (“Annual Meeting”) was held on May 9, 2011.
     At the Annual Meeting, the stockholders voted on the following matters:
     (1) The five nominees for election as directors for the ensuing year, and until their successors are elected and qualified, received the following votes:

Name	For	Withheld
Clarke R. Brown*	3,219,130	60,219
Gary Stevens*	3,216,742	62,607
Edward K. Christian	8,548,652	702,877
David B. Stephens	9,190,735	60,794
W. Russell Withers, Jr.	9,191,326	60,203

*	Elected by the holders of Class A Common Stock.
     (2) The proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved with 9,457,127 votes cast for, 14,683 votes cast against and 0 abstentions.
     (3) The proposal to adopt, in a non-binding advisory vote, a resolution approving the compensation of our named executive officers as described in the proxy statement was approved with 9,188,009 votes cast for, 62,331 votes cast against, 1,189 abstentions and 375,139 broker non-votes.
     (4) The proposal to recommend, in a non-binding advisory vote, whether the non-binding advisory vote to approve the compensation of our named executive officers should occur every year, every other year, or every three years received the following votes:
1 year — 2 years — 3 years — Abstentions — Broker non-votes —	2,243,860 shares in favor 5,908 shares in favor 7,000,782 shares in favor 979 shares 375,139 shares

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.
Dated: May 13, 2011	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President, Chief Financial Officer and Treasurer